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                                                                 Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of The Manitowoc Company, Inc. of our report dated January 25, 2002 relating to the financial statements of The Manitowoc Company, Inc., which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated January 25, 2002 relating to the financial statement schedule, which appears in the issuer's Annual Report on 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 20, 2002